                                 EXHIBIT 23(C)
                                 -------------

                         Consent of Coopers & Lybrand

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post-Effective Amendment No. 2 to Form S-4 Registration Statement on Form S-8 (No. 333-_____) pertaining to the Checkmate Electronics, Inc. 1988 Employee Incentive Stock Option Plan, Checkmate Electronics, Inc. 1993 Stock Option Plan, Checkmate Electronics, Inc. 1994 Director's Stock Option Plan, International Verifact Inc. 1997 Stock Option Plan and Checkmate Electronics, Inc. Non-Incentive Stock Option Agreement of our report dated February 12, 1998, on our audits of the consolidated financial statements of International Verifact Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in the IVI Checkmate Corp. Proxy Statement/Prospectus dated May 26, 1998 which forms a part of the Registration Statement on Form S-4 (File No. 333-53629) and the IVI Checkmate Corp. Current Report on Form 8-K dated October 1, 1998, filed with the Securities and Exchange Commission.


                                        /s/ COOPERS & LYBRAND
                                        -----------------------------
                                        Coopers & Lybrand
                                        Chartered Accountants

Toronto, Ontario
September 30, 1998